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                                                             EXHIBIT (J)
                         Independent Auditors' Consent


The Board of Trustees of
  Meyers Pride Value Fund:


We consent to use of our report dated July 7, 2000 for the Meyers Pride Value Fund incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included herein.



KPMG LLP

Columbus, Ohio
September 21, 2000